UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 01, 2011

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Insight Management Corporation
(Exact name of registrant as specified in its charter)
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Florida	333-148697	20-8715508
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

408 West 57th Street, Suite 8E, New York, NY 10019
(Address of principal executive offices)

(866) 787-3588

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On February 1, 2011, Insight Management Corporation amended it Articles of Incorporation with the State of Florida, to become effective February 23, 2011, as follows:

F.  “Reverse split 1 for 1000 of common shares, the authorized common shares remain 3,000,000,000 @ par value $0.00014. Fractional shares to be rounded to nearest whole number.”

This amendment was adopted unanimously by Preferred “A” shareholders. Such voting group constitutes be preference voting rights equal to one and one-half times the voting power of the holders of common stock.

Item 5.07                      Submission of Matters to a Vote of Security Holders.

The Company did not solicit proxies of the common shareholders, but approved the amendment and negative dividend on the written consent of the preferred shareholder who holds super-voting powers which at all times is equal to 150% of the vote of the common shareholders.

Exhibits:

Ex -3(i)                                Amendment Articles of Incorporation

Ex -99.1                                Certified Board of Director’s Minutes

Ex-99.2                                Certified Confirmation of Preferred “A” Shareholder

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 22, 2011	INSIGHT MANAGEMENT CORPORATION.

	By	/s/ Kevin Jasper
Kevin Jasper
Chief Executive Officer
(Principal Executive Officer)